UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  December 20, 2018

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

 (Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed by the Company on May 16, 2018, on May 15, 2018, the Company entered into a Securities Purchase Agreement (as amended, the “May SPA”) with and institutional investor (the “Investor”) providing for the issuance of (i) a Senior Secured Convertible Promissory Note (as amended, the “May Note”) with a principal face amount of $6,000,000, which Convertible Note (as amended on August 31, 2018) is, subject to certain conditions, convertible into 15,000,000 shares of Common Stock of the Company at $0.40 per share; (ii) a five-year warrant to purchase 1,111,111 shares of Common Stock at an exercise price of $1.35; (iii) a five-year warrant to purchase 1,724,138 shares of Common Stock at an exercise price of $0.87 per share; and (iv) 344,828 shares of Common Stock.

As previously reported in Current Reports on Form 8-K filed by the Company on July 2, 2018, the Company and the Investor entered into an agreement, among other things, to amend the May SPA and the May Note pursuant to the terms and subject to the conditions set forth in Amendment No. 3 Agreement and Amendment No. 4 Agreement. In addition, the Company entered into a Securities Purchase Agreement with the Investor providing for the issuance of (i) a Senior Secured Convertible Promissory Note (as amended, the “July Note”) with a principal face amount of $1,000,000, which Convertible Note is, subject to certain conditions, convertible into 2,500,000 shares of Common Stock of the Company at $0.40 per share), and (ii) up to 400,000 shares of Common Stock

As previously reported in a Current Report on Form 8-K filed by the Company on September 4, 2018, on August 31, 2018, the Company and the Investor entered into an amendment, among other things, to further amended the May SPA and the May Note, pursuant to the terms and subject to the conditions set forth in Amendment No. 5 Agreement and Amendment No. 6 Agreement. In addition, the Company entered into a Securities Purchase Agreement with the Investor providing for the issuance of a Senior Secured Convertible Promissory Note (the “September Note”) with a principal face amount of $2,000,000, which August Note is convertible into 5,000,000 shares of Common Stock

As previously reported in a Current Report on Form 8-K filed by the Company on September 25, 2018, the Company and the Investor further amended the May Note, among other things, pursuant to the terms and subject to the conditions set forth in Amendment No. 7 Agreement.

As previously reported in a Current Report on Form 8-K filed by the Company on November 16, 2018, the Company and the Investor further amended the May Note, among other things, pursuant to the terms and subject to the conditions set forth in Amendment No. 8 Agreement.

As previously reported in a Current Report on Form 8-K filed by the Company on December 10, 2018, on December 7, 2018, the Company and the Investor further amended the May Note, among other things, pursuant to the terms and subject to the conditions set forth in Amendment No. 9 Agreement.

On December 20, 2018, the Company and the Investor entered into Amendment No. 10 Agreement (the “Amendment”), which further amends the payment terms and sets forth additional conditions to the May Note, July Note and September Note.

Pursuant to the terms and subject to the conditions set forth in the Amendment, (i) Ault & Company, Inc. (“A&C”), has agreed to issue a corporate guarantee (the “Guarantee”) of the performance of the obligations due to the Investor by the Company and its subsidiaries in the amount of $4,350,000, provided that the Guarantee will be of no further force or effect subsequent to the occurrence of certain events; (ii) the Company must apply no less than forty percent (40%) of any proceeds raised from (A) any financing of the Company conducted by A&C or any third party, (B) the repayment of outstanding loans by I. AM, Inc., to Digital Power Lending, LLC, and (C) the repayment of outstanding loans, but not payment of outstanding accounts receivable, by Avalanche International Corporation to the Company, to the amortization payments of the May Note, then to all sums due under the July Note, then to all sums due under the September Note, and finally to all remaining sums due under the May Note; and (iii) assuming that the Company’s stockholders approve a proposal to increase its authorized shares of Class A common stock at its forthcoming annual meeting to be held on December 28, 2018, the Company shall increase the number of such shares reserved by its transfer agent to 125,000,000, which figure shall be reduced by 12,500,000 shares for each repayment by the Company to Dominion of its debt obligations thereto in the amount of $1,000,000.

In consideration for the Company’s agreement to enter into the Amendment, the Investor has agreed to (i) provide financing for purchase orders in the amount of $200,000 to Microphase Corporation and $500,000 to Enertec Systems 2001, Ltd., respectively, and (ii) extend the maturity date of the July Note and the September Note, in each case, to February 15, 2019, as to fifty percent (50%) of the amount due thereunder, and the remaining fifty percent (50%) due thereunder, including accrued but unpaid interest, to May 15, 2019.

The foregoing is only a brief description of the material terms of Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the other transaction documents referred to herein, all of which are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 9.01 Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

10.1	Amendment No. 10 Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: December 20, 2018	/s/ Milton C. Ault III
Milton C. Ault III Chief Executive Officer